EXHIBIT 21

SUBSIDIARIES AND ASSOCIATED TRADE NAMES

	COMPANY NAME	JURISDICTION OF INCORPORATION
1.	A. T. Massey Coal Company, Inc. a) d/b/a Massey Coal Export Company	Virginia
2.	Alex Energy, Inc. (5) a) d/b/a Edwight Mining Company b) d/b/a Intrepid Mining Company c) d/b/a North Surface Mine d) d/b/a Superior Surface Mine	West Virginia
3.	Aracoma Coal Company, Inc. (2)	West Virginia
4.	Bandmill Coal Corporation (2)	West Virginia
5.	Bandytown Coal Company (7)	West Virginia
6.	Barnabus Land Company (8)	West Virginia
7.	Belfry Coal Corporation (13)	West Virginia
8.	Ben Creek Coal Company (8)	West Virginia
9.	Big Bear Mining Company (2) a) d/b/a Lynco Mining Company	West Virginia
10.	Black King Mine Development Co. (2)	West Virginia
11.	Boone East Development Co. (6)	West Virginia
12.	Boone Energy Company (2)	West Virginia
13.	Boone West Development Co. (6)	West Virginia
14.	Central Penn Energy Company, Inc. (6)	Pennsylvania
15.	Central West Virginia Energy Company (6)	West Virginia
16.	Ceres Land Company (6)	West Virginia
17.	Clear Fork Coal Company (7)	West Virginia
18.	Coal Handling Solutions, LLC (3)(18) (<100%)	Delaware
19.	CoalSolv, LLC (25) (<100%)	Virginia
20.	Covington Handling, LLC (27) (<100%)	Delaware
21.	Crystal Fuels Company (12)	West Virginia
22.	Dehue Coal Company (7)	West Virginia
23	Delbarton Mining Company (2)	West Virginia
24.	Demeter Land Company (6)	West Virginia
25.	Douglas Pocahontas Coal Corporation (6)	West Virginia
26.	DRIH Corporation (4)	Delaware
27.	Duchess Coal Company (7)	West Virginia
28.	Eagle Energy, Inc. (7)	West Virginia
29.	Elk Run Coal Company, Inc. (1) a) d/b/a Black Castle Mining Company b) d/b/a Homer III Processing Company c) d/b/a Republic Energy	West Virginia
30.	Energy Technologies, Inc. (27) (<100%)	Tennessee
31.	Foglesong Energy Company (2)	West Virginia
32.	Goals Coal Company (9)	West Virginia
33.	Gray Hawk Insurance Company (1)	Kentucky
34.	Green Valley Coal Company (2) a) d/b/a PP&M Company	West Virginia
35.	Greyeagle Coal Company (4)	Kentucky
36.	Haden Farms, Inc. (6)	Virginia
37.	Hanna Land Company, LLC (10)(1)	Kentucky
38.	Hazy Ridge Coal Company (2)	West Virginia
39.	Highland Mining Company (2)	West Virginia
40.	Hopkins Creek Coal Company (7)	Kentucky
41.	Independence Coal Company, Inc. (2) a) d/b/a Anna Branch Mining Company b) d/b/a Endurance Mining Company c) d/b/a Progress Coal Company	West Virginia
42.	Jacks Branch Coal Company (8)	West Virginia
43.	Joboner Coal Company (2)	Kentucky
44.	Kanawha Energy Company (2)	West Virginia
45.	Kingsport Handling LLC (26) (<100%)	Delaware
46.	Kingsport Services LLC (21) (<100%)	Delaware
47.	Knox Creek Coal Corporation (3) a) d/b/a Certified Coal & Coke Company	Virginia
48.	Lauren Land Company (6)	Kentucky
49.	Laxare, Inc. (16)	West Virginia
50.	Logan County Mine Services, Inc. (4)	West Virginia
51.	Long Fork Coal Company (1)	Kentucky
52.	Lynn Branch Coal Company, Inc. (8)	West Virginia
53.	M & B Coal Company (28)(11)	West Virginia
54.	Majestic Mining, Inc. (17)	Texas
55.	Marfork Coal Company, Inc. (2) a) d/b/a Mining Support Group b) d/b/a Processing Maintenance Group	West Virginia
56.	Martin County Coal Corporation (1) a) d/b/a Coal Handling Facility, Inc.	Kentucky
57.	Massey Coal Sales Company, Inc. (1) a) d/b/a Massey Industrial Sales Company b) d/b/a Massey Metallurgical Coal, Inc. c) d/b/a Massey Utility Sales Company	Virginia
58.	Massey Coal Services, Inc. (6) a) d/b/a New River Well Services	West Virginia
59.	Massey Gas & Oil Company (6)	Louisiana
60.	Massey Technology Investments, Inc. (6)	Virginia
61.	Maysville Handling, LLC (27)	Delaware
62.	Mountaineer Capital, L.P. (2) (<100%)	West Virginia
63.	Mountaineer Capital II, LP (2) (<100%)	West Virginia
64.	New Market Land Company (6)	West Virginia
65.	New Ridge Mining Company (4) a) d/b/a Coalgood Energy Company	Kentucky
66.	New River Energy Corporation (6)	West Virginia
67.	NICCO Corporation (19)	West Virginia
68.	Nicholas Energy Company (2)	West Virginia
69.	Omar Mining Company (2)	West Virginia
70.	Peerless Eagle Coal Co. (2)	West Virginia
71.	Performance Coal Company (2) a) d/b/a Upper Big Branch Mining Company	West Virginia
72.	Peter Cave Mining Company (8)	Kentucky
73.	Pilgrim Mining Company, Inc. (3)	Kentucky
74.	Power Mountain Coal Company (5)	West Virginia
75.	Raven Resources, Inc. (16)	Florida
76.
Rawl Sales & Processing, Co.(2)
a) d/b/a Allburn Coal Company
b) d/b/a Big Bottom Coal Company
c) d/b/a Bluesprings Coal Company
d d/b/a Lobata Coal Company
e) d/b/a Magnolia Coal Company
f) d/b/a Maxann Coal Corp.
g) d/b/a P. M. Charles Coal Co.
h) d/b/a Pikco Mining Company
i) d/b/a Pond Creek Mining Co.
j) d/b/a Rocky Hollow Coal Co.
k) d/b/a Sprouse Creek Processing Company
l) d/b/a Sycamore Mining Co.
m) d/b/a Tall Timber Coal Company
West Virginia
77.	Road Fork Development Company, Inc. (2) a) d/b/a Resource Energy Company b) d/b/a Sheep Fork Mining Company	Kentucky
78.	Robinson-Phillips Coal Company (7) a) d/b/a Simron Fuel. Co. b) d/b/a Winston Coal Company	West Virginia
79.	Rockridge Coal Company (8)	West Virginia
80.	Rostraver Energy Company(7)	Pennsylvania
81.	Rum Creek Coal Sales, Inc. (8)	West Virginia
82.	Russell Fork Coal Company (7)	West Virginia
83.	SC Coal Corporation (6)	Delaware
84.	Scarlet Development Company (6)	Pennsylvania
85.	Shannon-Pocahontas Coal Corporation (7)	West Virginia
86.	Shannon-Pocahontas Mining Company (23)(24)	West Virginia
87.	Shenandoah Capital Management Corp. (20)	West Virginia
88.
Sidney Coal Company, Inc. (1)
a) d/b/a Clean Energy Mining Company
b) d/b/a Freedom Energy Mining Company
c) d/b/a M3 Energy Mining Company
d) d/b/a Ora Mae Coal Company
e) d/b/a Pegs Branch Energy Mine
f) d/b/a Process Energy
g) d/b/a Rockhouse Energy Mining Company
h) d/b/a Solid Energy Mining Company
Kentucky
89.
 Spartan Mining Company (2)
 a) d/b/a Big M Transport
 b) d/b/a Black Knight Mining Company
 c) d/b/a Diamond Energy Mining Company
 d) d/b/a Guyandotte Energy
 e) d/b/a Mammoth Coal Company
 f) d/b/a Mass Transport Company
 g) d/b/a Poca 3
 h) d/b/a Spring Branch Mining Company
 i) d/b/a Trace Transport Company
 j) d/b/a Trail Mining Company
 k) d/b/a Victory Energy Mining Company
 l) d/b/a Victory Processing Company
West Virginia
90.	Stirrat Coal Company (2)	West Virginia
91.	Stone Mining Company (7)	Kentucky
92.	Support Mining Company (2) a) d/b/a Inman Coal	West Virginia
93.	Sycamore Fuels, Inc. (8)	West Virginia
94.	Talon Loadout Company (2)	West Virginia
95.	T.C.H. Coal Co. (7)	Kentucky
96.	Tennessee Consolidated Coal Company (3)	Tennessee
97.	Tennessee Energy Corp. (3)	Tennessee
98.	Thunder Mining Company (2)	West Virginia
99.	Town Creek Coal Company (7)	West Virginia
100.	Trace Creek Coal Company (7)	Pennsylvania
101.	Tucson Limited Liability Company (1)	West Virginia
102.	Vantage Mining Company (22)	Kentucky
103.	West Kentucky Energy Company (4)	Kentucky
104.	White Buck Coal Company (4) a) d/b/a Coal Mining Support Company	West Virginia
105.	Williams Mountain Coal Company (7) a) d/b/a Naoma Coal Company	West Virginia
106.	Wyomac Coal Company, Inc. (7) a) d/b/a Piney Creek Coal Company	West Virginia

(1)	Owned by A.T. Massey Coal Company, Inc.
(2)	Owned by Elk Run Coal Company, Inc.
(3)	Owned by Martin County Coal Corporation
(4)	Owned by Sidney Coal Company, Inc.
(5)	Owned by Nicholas Energy Company
(6)	Owned by Massey Coal Sales Company, Inc.
(7)	Owned by Long Fork Coal Company
(8)	Owned by Rawl Sales & Processing Co.
(9)	Owned by Performance Coal Company
(10)	Owned by Alex Energy, Inc.
(11)	Owned by Wyomac Coal Company, Inc.
(12)	Owned by Sycamore Fuels, Inc.
(13)	Owned by Knox Creek Coal Corporation
(14)	Owned by Green Valley Coal Company
(15)	Owned by Eagle Energy, Inc.
(16)	Owned by Boone East Development Co.
(17)	Owned by NICCO Corporation
(18)	Owned by Road Fork Development Company, Inc.
(19)	Owned by Peerless Eagle Coal Co.
(20)	Owned by Independence Coal Company, Inc.
(21)	Owned by Tennessee Consolidated Coal Co.
(22)	Owned by Rum Creek Coal Sales, Inc.
(23)	Owned by Shannon-Pocahontas Coal Corporation
(24)	Owned by Omar Mining Company
(25)	Owned by Massey Technology Investments, Inc.
(26)	Owned by Tennessee Energy Corp.
(27)	Owned by Coal Handling Solutions, LLC
(28)	Owned by Town Creek Coal Company